                                                                      EXHIBIT 12

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Including interest on Deposits:

                                              For the Three Months
                                                  Ended March 31,                  For the Year Ended December 31,
                                              --------------------   ----------------------------------------------------------
                                               2000        1999        1999        1998          1997         1996        1995
                                              -------     ------     -------     --------      --------     -------     -------
EARNINGS:
Pretax income(loss)                            $1,273     $  980     $ 3,440     $   (439)     $  3,470     $ 3,100     $ 3,272
  Add: Fixed charges from below                 8,317      5,627      26,879       20,276        15,793      11,486       8,739
  Less: Interest capitalized                       --         --          --           --            --          --          --
                                               ------     ------     -------     --------      --------     -------     -------

Earnings for fixed charges ratio               $9,590     $6,607     $30,319     $ 19,837      $ 19,263     $14,586     $12,011
                                               ======     ======     =======     ========      ========     =======     =======

FIXED CHARGES:
Add: Interest expense                          $8,284     $5,609     $26,749     $ 20,206      $ 15,793     $11,486     $ 8,739
     Interest capitalized                          --         --          --           --            --          --          --
     Interest portion of rental expense            33         18         130           70            --          --          --
                                               ------     ------     -------     --------      --------     -------     -------

Fixed charges                                  $8,317     $5,627     $26,879     $ 20,276      $ 15,793     $11,486     $ 8,739
                                               ======     ======     =======     ========      ========     =======     =======

Ratio of earnings to fixed charges               1.15       1.17        1.13         0.98          1.22        1.27        1.37
                                               ======     ======     =======     ========      ========     =======     =======


Excluding interest on Deposits:



                                              For the Three Months
                                                  Ended March 31,                  For the Year Ended December 31,
                                              --------------------   -----------------------------------------------------------
                                               2000        1999        1999        1998          1997         1996        1995
                                              -------     ------     -------     --------      --------     -------     --------
EARNINGS:
Pretax income(loss)                           $ 1,273     $  980     $ 3,440     $   (439)     $  3,470     $ 3,100     $  3,272
  Add: Fixed charges from below                 1,061        303       2,778          660           129          28            1
  Less: Interest capitalized                       --         --          --           --            --          --           --
                                              -------     ------     -------     --------      --------     -------     --------

Earnings for fixed charges ratio              $ 2,334     $1,283     $ 6,218     $    221      $  3,599     $ 3,128     $  3,273
                                              =======     ======     =======     ========      ========     =======     ========

FIXED CHARGES:
Add: Interest expense                         $ 8,284     $5,609     $26,749     $ 20,206      $ 15,793     $11,486     $  8,739
     Interest capitalized                          --         --          --           --            --          --           --
     Interest portion of rental expense            33         18         130           70            --          --           --
Less: Deposit interest expense                 (7,256)    (5,324)    (24,101)     (19,616)      (15,664)    (11,458)      (8,738)
                                              -------     ------     -------     --------      --------     -------     --------

Fixed charges                                 $ 1,061     $  303     $ 2,778     $    660      $    129     $    28     $      1
                                              =======     ======     =======     ========      ========     =======     ========

Ratio of earnings to fixed charges               2.20       4.23        2.24         0.33         27.90      111.71     3,273.00
                                              =======     ======     =======     ========      ========     =======     ========